EXHIBIT 23.3



       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 of Registration Statement (Form S-3 No.333-4711) and related Prospectus of Communication Intelligence Corporation for the registration of 6,367,500 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 1995, with respect to the consolidated financial statements and schedule of Communication Intelligence Corporation (for the years ended December 31, 1994 and 1993) included in its Annual Report
(Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                            ERNST & YOUNG LLP


Palo Alto, California
July 11, 1996